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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports relating to the financial statements listed below, which appear in such Registration Statement. Our reports referred to above are as follows:

    - Report dated June 9, 2000, except for information in Note 11, for which the date is August 30, 2000, relating to the consolidated financial statements of Indeck Capital, Inc. and Subsidiaries

    - Report dated February 25, 2000, relating to the consolidated financial statements of Indeck North American Power Fund, L.P.

    - Report dated February 25, 2000, relating to the financial statements of Indeck North American Power Partners, L.P.

    - Report dated February 25, 2000, relating to the financial statements of Northern Electric Power Co., L.P.

    - Report dated February 25, 2000, relating to the financial statements of South Glens Falls Limited Partnership

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
April 13, 2001